UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018 (February 7, 2018)

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1670 Broadway, Suite 3100, Denver, Co 80202

(Address of principal executive offices)

(303) 626-8200

(Registrant’s telephone number, including
area code)

Not Applicable
(Former name or former address, if
changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                       Entry into a Material Definitive Agreement

Underwriting Agreement

On February 7, 2018, TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), TLP Finance Corp., a Delaware corporation (“Finance Corp” and together with the Partnership, the “Issuers”), TransMontaigne GP L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) and certain subsidiary guarantors (the “Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), to sell $300 million aggregate principal amount of the Issuers’ 6.125% Senior Notes due 2026 (the “Notes”).  The offering of the Notes (the “Offering”) was registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-211367), as amended, which was declared effective by the Securities and Exchange Commission on September 2, 2016 (the “Registration Statement”), as supplemented by a prospectus supplement, dated February 7, 2018 (the “Prospectus Supplement”), filed by the Issuers with the Commission on February 9, 2018 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”).

The Offering closed on February 12, 2018. The Partnership received net proceeds (after deducting underwriting discounts and commissions and offering expenses) from the Offering of approximately $293.4 million. As described in the Prospectus Supplement, the Partnership intends to use the net proceeds from the Offering to repay existing indebtedness under the Partnership’s revolving credit facility, for general partnership purposes and to pay transaction fees and expenses.

The Underwriting Agreement contains customary representations, warranties and agreements of the Issuers and Guarantors, and customary conditions to closing, obligations of the parties and termination provisions.  The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto. A legal opinion delivered relating to the Notes is filed as Exhibit 5.1 hereto.

Indenture

The Issuers issued the Notes pursuant to an indenture, dated as of February 12, 2018 (the “Base Indenture”), by and among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of February 12, 2018 (the “First Supplemental Indenture”), by and among the Issuers, the Guarantors and the Trustee, setting forth the specific terms applicable to the Notes.  The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.”

The Notes will mature on February 15, 2026. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2018. The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Issuers’ existing wholly owned domestic subsidiaries and their future wholly owned domestic subsidiaries, in each case that guarantee obligations under the Partnership’s revolving credit facility. The Notes and the Guarantees rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future unsecured senior indebtedness and senior to all of the Issuers’ and the Guarantors’ future subordinated indebtedness. The Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, including debt under the Partnership’s revolving credit agreement, to the extent of the value of the assets securing such debt, and are structurally subordinated to all liabilities of the Partnership’s subsidiaries (other than Finance Corp.) that do not guarantee the Notes.

At any time prior to February 15, 2021, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 106.125% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds of certain equity offerings. On and after February 15, 2021, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 104.594% for the twelve-month period beginning on February 15, 2021; (ii) 103.063% for the twelve-month period beginning on February 15, 2022;

(iii) 101.531% for the twelve month-period beginning on February 15, 2023; and (iv) 100.000% for the twelve-month period beginning on February 15, 2024 and at any time thereafter, plus accrued and unpaid interest.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and First Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference

Relationships

As more fully described under the caption “Underwriting” in the Prospectus Supplement, each of the Underwriters and/or their affiliates are lenders and/or agents under the Partnership’s revolving credit facility. In addition, some of the Underwriters and their affiliated have engaged in, and may in the future engage in, investment  banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Indenture” is incorporated into this Item 2.03 by reference.

Item 9.01             Financial Statements and Exhibits

(d)         Exhibits

1.1	Underwriting Agreement, dated February 7, 2018, among TransMontaigne Partners L.P., TLP Finance Corp., TransMontaigne GP L.L.C., the guarantors named therein and the Underwriters named therein.

4.1	Base Indenture, dated February 12, 2018, among TransMontaigne Partners L.P., TLP Finance Corp. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of February 12, 2018, among TransMontaigne Partners L.P., TLP Finance Corp., the guarantors named therein and U.S. Bank National Association.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 12, 2018	TRANSMONTAIGNE PARTNERS L.P.

By: TransMontaigne GP L.L.C., its general partner

	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel and
Secretary